Exhibit 10.19
ASSET PURCHASE AGREEMENT
     This Asset Purchase Agreement (this “Agreement”) is made and entered into as of July 20, 2004, by and between Cornerstone Pharmaceuticals Ltd., an Anguilla company with offices located at 8000 Regency parkway, Suite 430, Cary, North Carolina 27511 (“Cornerstone”) and Vintage Pharmaceuticals, LLC, a Delaware limited liability company with offices located at 130 Vintage Drive, Huntsville, Alabama 35811 (“Vintage”).
RECITALS
     Vintage has received FDA approval for two (2) products, one containing Propoxyphene Napsylate/Acetaminophen 100/325mg Tab, ANDA #76-743, and one containing Propoxyphene Napsylate/Acetaminophen 100/500mg Tab ANDA #76-750 (the “Product(s)” as defined below).
     Subject to the terms and conditions of this Agreement, Vintage desires to sell to Cornerstone, and Cornerstone desires to purchase from Vintage, the Purchased Assets (as defined below).
AGREEMENT
     Now, therefore, in consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.01 Defined Terms.
     As used in this Agreement, the following defined terms have the meanings described below:
     “Cornerstone’s Transfer Letter to the FDA” means the letter attached hereto as Exhibit A-l and incorporated herein by reference notifying the FDA of the change in ownership of the Product(s) ANDA(S), which shall be sent to the FDA upon Cornerstone’s payment in full of the Deferred Purchase Price (as defined below).
     “Action or Proceeding” means any action, suit, proceeding, arbitration, inquiry, hearing, assessment with respect to fines or penalties, or litigation (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental or Regulatory Authority.

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

     “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. “Control” and, with correlative meanings, the terms “controlled by” and “under common control with,” means the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, resolution, regulation or otherwise.
     “ANDA(S)” means Abbreviated New Drug Application for the Products.
     “Bill of Sale and Assignment” means a Bill of Sale and Assignment in the form attached hereto as Exhibit B.
     “Books and Records” means all files, documents, papers, and records in the possession of Vintage and/or Cornerstone pertaining to the Product(s), the Product(s) Intellectual Property and/or the Marketing Materials.
     “Calendar Quarter” means the three month periods beginning on each January 1, April 1, July 1 and October 1.
     “Contract” means any and all legally binding commitments, contracts, leases, indentures, purchase orders, leases, or other agreements, whether written or oral, including all amendments thereto.
     “DEA” means the United States Drug Enforcement Agency, and any successor agency or entity thereto that may be established hereafter.
     “Encumbrance” means any mortgage, pledge, security interest, deed of trust, lease, lien, Liability, adverse claim, levy, charge, easement, right of way, covenant, restriction, or other encumbrance, third-party right or retained right of any kind whatsoever, or any conditional sale agreement.
     “FDA” means the United States Food and Drug Administration.
     “Governmental or Regulatory Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or any state, county, city or other political subdivision thereof.
     “Know-How” means all Product(s) specifications; manufacturing, physical chemistry and formulation know-how; analytical testing methods and validations; technical knowledge; practices and procedures; formulae; confidential information; analytical methodology; processes; methods; preclinical, clinical, stability and other data and results; market studies; and all other experience and know-how, in each case in tangible form, whether or not patentable, with respect to the Product(s).

     “Law” means any federal, state or local law, statute or ordinance or any rule, regulation, or published guidelines promulgated by any Governmental or Regulatory Authority, including all regulations and guidances of the FDA or the DEA.
     “Liability” means any obligations, debts or liability (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, matured or unmatured, determinable or undeterminable, and due or to become due).
     “Manufacturing Agreement” means the Manufacturing Agreement attached hereto as Exhibit C between the Parties containing terms mutually acceptable to both Parties involving the exclusive right of Vintage to manufacture and supply the Product(s) to Cornerstone for a five (5) year period.
     “Marketing Materials” means all marketing and promotional materials useable with respect to the marketing and sale of the Product(s) to the extent such materials are within the possession of Vintage.
     “Net Sales of the Product(s)” means the gross amount invoiced by Cornerstone or its Affiliates for sales of the Product(s) to third persons (not including an Affiliate of Cornerstone), less (i) trade, quantity and/or cash discounts actually allowed; (ii) discounts, refunds, rebates, chargebacks, retroactive price adjustments and any other allowances, credits or payments which effectively reduce the net selling price; (iii) accruals for Product(s) returns and allowances, up to an annual maximum of [***] percent ([***]%); and (iv) the Product Price, as defined in the Manufacturing Agreement. Inter-company accruals will not be considered in the calculation of “Net Sales.” With respect to accruals for Product(s) returns and allowances, within sixty (60) after the end of each calendar year, the parties shall reconcile such actual Product returns and allowances with the estimated accruals. In the event such accruals are greater than the actual returns and allowances, Cornerstone shall pay such additional Royalty Payments as may be due Vintage pursuant to Section 3.03. All such amounts and calculations will be determined from books and records maintained in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).
     “Order” means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).
     “Party” means each of Cornerstone and Vintage and “Parties” mean Cornerstone and Vintage collectively.
     “Patents” means all U.S. patents, patent applications, and statutory invention registrations (including any provisional applications and invention disclosures) with respect to the Product(s).
     “Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, joint venture, proprietorship, other business organization, trust, association, or other entity, or any Governmental or Regulatory Authority.

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

     “Product(s)” means Propoxyphene Napsylate and APAP 100/325mg Tablets and Propoxyphene Napsylate and APAP 100/500mg Tablets, and Product(s) means either of them.
     “Product(s) Intellectual Property” means any and all of the following, intellectual property rights owned or licensed by Vintage that are used or useful in the manufacture, sale, use, promotion, marketing and/or distribution of the Product(s): (i) Patents; (ii) Know-How; (iii) copyrights in any copyrightable Marketing Material; (iv) the Product(s) Trademarks; and (v) any trade dress related to the Product(s).
     “Purchased Assets” means the following: (i) all rights, title and interest in and to the Product(s), including all rights to the promotion, marketing, sale, distribution and manufacturing thereof; (ii) the Product(s) Intellectual Property, (iii) the Marketing Materials; and (iv) the Books and Records. For purposes of clarification, the Purchased Assets do not include equipment.
     “Trademarks” means all United States trademarks, trade names, brand names, logotypes, symbols, service marks, designs, and trade names related to the Product(s).
     “Vintage’s Transfer Letter to the FDA” means the letter attached hereto as Exhibit A-2 and incorporated herein by reference notifying the FDA of the change in ownership of the Product(s) ANDA(S), which shall be sent to the FDA upon Cornerstone’s payment in full of the Deferred Purchase Price.
     Section 1.02 Construction of Certain Terms and Phrases.
     Unless the context of this Agreement otherwise requires, when used in this Agreement: (a) words of any gender include each other gender; (b) the terms “hereof,” “herein,” “hereto,” “hereby” and derivative or similar words refer to this entire Agreement; (c) the term “including,” “include” or “includes” shall be deemed to be followed by “without limitation”; and (d) references to currency means U.S. Dollars. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified. This Agreement shall be deemed to be drafted jointly by all the Parties and shall not be specifically construed against any Party hereto based on any claim that such Party or its counsel drafted this Agreement.
ARTICLE II
PURCHASE AND SALE OF PURCHASED ASSETS
     Section 2.01 Purchase and Sale of Purchased Assets.
     Subject to the terms and conditions of this Agreement, at the Closing, Vintage shall sell, transfer, convey, assign and deliver to Cornerstone, free and clear from all Encumbrances (except with respect to Vintage), and Cornerstone shall purchase, acquire and accept from Vintage, all right, title and interest, as of the Closing, in and to the Purchased Assets in existence as of the Closing Date.

ARTICLE III
CONSIDERATION
     Section 3.01 Purchase Price.
     Subject to the provisions of 3.02 below, the purchase price payable by Cornerstone to Vintage for the Purchased Assets shall be the total sum of Eight Million Dollars ($8,000,000.00) (the “Purchase Price”).
     Section 3.02 Payment of Purchase Price.
     Cornerstone shall pay Vintage the Purchase Price as follows:
          (i) Cornerstone shall pay Vintage $5,000,000.00 (U.S.) at the Closing in immediately available funds by wire transfer into a bank account designated by Vintage (the “Closing Payment”), (ii) $1,500,000.00 (U.S.) shall be payable by Cornerstone to Vintage on or before January 15, 2005, and (iii) $1,500,000 (U.S.) shall be payable by Cornerstone to Vintage on or before July 15, 2005 (subsections (ii) and (iii) collectively, the “Deferred Purchase Price”), also payable in immediately available funds by wire transfer into a bank account designated by Vintage. At the Closing, Cornerstone shall execute and deliver to Vintage an executed promissory note evidencing its obligation to pay Vintage the Deferred Purchase Price, which promissory note shall be substantially in the form and content attached hereto as Exhibit D (the “Secured Promissory Note”). The Secured Promissory Note shall be guaranteed by Cornerstone Pharmaceuticals Holdings, Ltd. as provided in the Guaranty Agreement attached hereto as Exhibit E. In addition, Cornerstone’s obligations under the Secured Promissory Note shall be secured by a first priority security lien on the Purchased Assets in favor of Vintage.
     Section 3.03 Royalty Payments.
     (a) Cornerstone shall accrue and owe a royalty to Vintage equal to [***] percent ([***]%) of Net Sales of Product(s) in each Calendar Quarter by Cornerstone or its Affiliate[s] (collectively referred to as the “Royalty Payment”).
     (b) Cornerstone shall pay to Vintage the Royalty Payment attributable to Net Sales of Product(s) made during a Calendar Quarter within sixty (60) days of the end of such Calendar Quarter. For purposes of this Agreement, a Net Sale of Product(s) will be deemed to have been made as of the recorded sale date according to GAAP. Within sixty (60) days of the end of such Calendar Quarter, Cornerstone shall provide Vintage with a written report detailing the Net Sales of Product(s) made during the previous Calendar Quarter (each, a “Royalty Statement”). Cornerstone will pay Royalty Payments (i) in immediately available funds by wire transfer into a bank account designated by Vintage or (ii) by check no later than two (2) business days prior to

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

the due date for such Royalty Payment. In the event that the actual Net Sale of Product(s) cannot be determined by the date a Royalty Payment is due (for example because final rebate or chargeback numbers have not been confirmed), Cornerstone shall in good faith estimate such Net Sale, with any true up (either by credit or additional payment, as applicable) based on the actual Net Sale amount being made in the Royalty Payment immediately following such determination. The quarterly report described above shall detail any such true up described in the preceding sentence.
     Section 3.04 Audit.
     (a) Cornerstone shall maintain appropriate books of account and records, in accordance with GAAP, which shall include inventory records, and shall make accurate entries concerning all transactions relevant to this Agreement.
     (b) Vintage shall have the right for two (2) years after any Royalty Payment (or, in the event of a dispute involving in any way those books of account and records with respect to a Royalty Payment, for two (2) years after the dispute is resolved), on reasonable notice to Cornerstone, to inspect and examine Cornerstone’s books of account and records and other documents (including, without limitation, vouchers, records, purchase orders, sales orders and re-orders) relating to the Net Sales of Products to the extent necessary to verify the accuracy of the Royalty Payments made under this Agreement.
     (c) Cornerstone shall keep the books of account and records referenced in Section 3.03(a) available during the period of Vintage’s inspection rights set forth in Section 3.03(b).
     (d) If, upon inspection of the books of account and records of Cornerstone, Vintage discovers that it did not receive the correct Royalty Payment, Vintage shall notify Cornerstone in writing of such discovery. In the event Cornerstone disagrees with such discovery, the Parties shall negotiate in good faith to resolve such dispute. Within thirty (30) days of receipt of Vintage’s notice or, in the case of dispute, within thirty (30) days of resolution of such dispute, Cornerstone shall pay to Vintage the difference between what was paid and what should have been paid. If the difference of the underpayment exceeds five per cent (5%) of the Royalty Payment owed, then Cornerstone shall bear Vintage’s reasonable costs in connection with such inspection, including all reasonable legal and auditors fees. If Vintage’s inspection of the books of account and records reveals that Cornerstone overpaid a Royalty Payment, Vintage shall pay to Cornerstone such overpayment within thirty (30) days of the discovery of such overpayment.
     Section 3.05 Authorized Generic.
     (a) The parties agree Vintage (or one of its affiliates) has the exclusive right to manufacture and market an authorized generic version of the Product(s) from time to time after a competing product with identical active ingredients and concentrations has been approved by FDA and has been commercially offered and/or marketed by a competing company. Vintage (or its affiliate) may market an authorized generic sooner if mutually agreed upon in writing. If and when Vintage manufactures and markets an authorized generic version of the Product(s),

Vintage and Cornerstone agree to divide the net profits derived from such marketing efforts [***]% due Vintage and [***]% due Cornerstone (the “Profit Split”). Net profits shall be defined as the number of pieces invoiced (and shipped), multiplied by the net dollar amount for which each piece was sold, which shall equal gross dollars, from which shall be deducted: cash discounts, contractual rebates, CMS rebates, returns, chargebacks, and the Product Price (as defined in the Manufacturing Agreement).
     (b) Cornerstone shall have the right for two (2) years after any payment from the Profit Split resulting from the genericization of products (or, in the event of a dispute involving in any way those books of account and records with respect to a Profit Split, for two (2) years after the dispute is resolved), on reasonable notice to Vintage, to inspect and examine the appropriate Vintage affiliate’s books of account and records and other documents (including, without limitation, vouchers, records, purchase orders, sales orders and re-orders) relating to the Net Profit Payments to the extent necessary to verify the accuracy of the Profit Split made under this Agreement.
ARTICLE IV
CLOSING
     Section 4.01 Time and Place.
     The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on the third (3rd) business day after the satisfaction of the conditions set forth in Section 4.02 hereof, (the “Closing Date”) but no later than July 20, 2004.
     Section 4.02 Conditions Precedent.
     (a) Conditions Precedent to Cornerstone’s Obligations. All obligations of Cornerstone to close the transactions contemplated under this Agreement are subject to the fulfillment or satisfaction of each of the following conditions precedent:
     (i) Representations and Warranties True as of the Closing Date. The representations and warranties of Vintage contained in this Agreement, the Manufacturing Agreement and in any schedule, certificate or document delivered by Vintage to Cornerstone pursuant to the provisions hereof or thereof will have been true on the date hereof and will be true on the Closing Date with the same effect as though such representations and warranties were made as of the Closing Date.
     (ii) Compliance with this Agreement. Vintage will have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or by the Closing Date.
     (iii) Manufacturing Agreement. The Parties will have entered into the Manufacturing Agreement.

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

     (b) Conditions Precedent to Vintage’s Obligations. All obligations of Vintage to close the transactions contemplated under this Agreement are subject to the fulfillment or satisfaction of each of the following conditions precedent:
     (i) Representations and Warranties True as of the Closing Date. The representations and warranties of Cornerstone contained in this Agreement, the Manufacturing Agreement, and in any schedule, certificate or document delivered by Cornerstone to Vintage pursuant to the provisions hereof will have been true on the date hereof and will be true on the Closing Date with the same effect as though such representations and warranties were made as of the Closing Date.
     (ii) Compliance with this Agreement. Cornerstone will have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or by the Closing Date.
     (iii) Manufacturing Agreement. The Parties will have entered into the Manufacturing Agreement.
     Section 4.03 Closing Date.
     Each Party hereby agrees to use commercially reasonable efforts to consummate the transactions contemplated herein as soon as practicable but in no event later than July 15, 2004. Termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such termination or any breach of any term of this Agreement prior to such termination. The rights and obligations of the Parties under Sections 7.05 and this 4.03 and Articles V, VI and VIII of this Agreement shall survive the expiration or termination of this Agreement.
     Section 4.04 Deliveries at Closing.
     (a) Closing Deliveries by Vintage. At or as part of the Closing, Vintage shall deliver or cause to be delivered to Cornerstone:
     (i) To the extent not previously delivered to Cornerstone, physical possession (or implement arrangements satisfactory to Cornerstone of transfer and delivery of physical possession) of all tangible personal property included in the Purchased Assets;
     (ii) The Manufacturing Agreement duly executed by an authorized representative of Vintage;
     (iii) a Bill of Sale and Assignment duly executed by an authorized representative of Vintage with respect to the Purchased Assets in existence as of the Closing;

     (iv) a certificate executed by an officer of Vintage, certifying in such detail as Cornerstone may reasonably request that the conditions specified in Sections 4.02(b)(i) and (ii), above, have been fulfilled; and
     (v) such other documents, instruments and certificates as Cornerstone and Vintage may mutually agree upon.
     (b) Closing Deliveries by Cornerstone. At the Closing, Cornerstone shall deliver or cause to be delivered to Vintage:
     (i) the Closing Payment;
     (ii) the Secured Promissory Note and Security Agreement, duly executed by an authorized representative of Cornerstone;
     (iii) the Guaranty Agreement duly executed by an authorized representative of Cornerstone Pharmaceutical Holdings, Ltd.;
     (iv) the Loan Documents (as defined in the Secured Promissory Note) duly executed by an authorized representative of Cornerstone;
     (v) the Manufacturing Agreement duly executed by an authorized representative of Cornerstone;
     (vi) a certificate executed by an officer of Cornerstone, certifying in such detail as Vintage may reasonably request that the conditions specified in Sections 4.02(a)(i) and (v), above, have been fulfilled;
     (vii) such UCC filings as may be necessary for Vintage to hold a valid, first priority security interest in and to the Purchased Assets as collateral for Cornerstone’s obligation to pay the Deferred Purchase Price; and
     (viii) such other documents, instruments and certificates as Cornerstone and Vintage may mutually agree upon.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF VINTAGE
     Vintage represents and warrants to Cornerstone, as follows:
     Section 5.01 Organization.
     Vintage is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization and has all requisite power and authority to own the Purchased Assets. Vintage is duly qualified to conduct its business and is in good standing in each jurisdiction where the nature of such business requires such qualification, except for any jurisdiction where failure to so qualify would not have a material adverse effect or materially impair or delay Vintage’s ability to perform its obligations hereunder.
     Section 5.02 Authority of Vintage.
     Vintage has all necessary power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. Vintage has taken all action required by Law, its certificate of organization, operating agreement or otherwise to be taken by it to authorize the execution and delivery of this Agreement by Vintage and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Vintage and, when duly authorized, executed and delivered by Cornerstone, will constitute a legal, valid and binding obligation of Vintage enforceable against it in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.
     Section 5.03 Consents and Approvals.
     Except for Vintage’s Transfer Letter to the FDA, no consents, waivers, approvals, Orders or authorizations of, or registrations, declarations or filings with, any Governmental or Regulatory Authority, or by any customer, supplier or other third party, are required by or with respect to Vintage in connection with the execution and delivery of this Agreement by Vintage or the performance of its obligations hereunder, except for such consents, waivers, approvals, Orders or authorizations the failure to obtain which, and such registrations, declarations or filings the failure to make which, would not have a material adverse effect or materially impair or delay Vintage’s ability to perform its obligations hereunder.
     Section 5.04 Non-Contravention.
     The execution and delivery by Vintage of this Agreement does not, and the performance by it of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not: (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of organization, operating agreement, or other organizational documents of Vintage; or (b) conflict with or result in a violation or breach of any term or provision of any Law applicable to Vintage, the Product(s) or the Purchased Assets.
     Section 5.05 Material Contracts.
     Except as set forth on Schedule 5.05, Vintage is not a party to any Contracts that relate to (i) the manufacture, marketing, sale or distribution of the Product(s); (ii) the sale, licensing out, or assignment of the Purchased Assets; or (iii) sales of Product(s) to any Governmental or Regulatory Authority.

     Section 5.06 Intellectual Property Rights.
     Neither the Product(s) Intellectual Property, the use of Product(s) Intellectual Property nor the Product(s), infringe or misappropriate the intellectual property rights of any third party, and Vintage has not received any written notice from any Person of any claims of infringement or misappropriation with respect thereto. In addition, all Trademarks included in the Produces) Intellectual Property, if any, are the subject of current registrations. There are no third-party rights in Vintage’s current registrations relating to the Product(s) Trademarks. There is not any prior use, infringement, piracy or counterfeiting of such Product(s) Trademarks, any superior rights by any third party in such Product(s) Trademarks, or any adverse claims pertaining to such Product(s) Trademarks.
     Section 5.07 Litigation.
     There are no Actions or Proceedings pending, threatened or reasonably anticipated against Vintage that relate to (a) the Purchased Assets; (b) this Agreement; (c) the transactions contemplated by this Agreement; or (d) the Product(s). Vintage is not subject to any Order that could reasonably be expected to materially impair or delay the ability of Vintage to perform its obligations hereunder.
     Section 5.08 Compliance with Law.
     Vintage has been in compliance with all applicable Laws with respect to the Product(s), and Vintage has not received any written notice alleging any violation of such Laws with respect to the Product(s).
     Section 5.09 Purchased Assets.
     Vintage is the sole and exclusive legal, and equitable owner of the Purchased Assets and has good and marketable title to the Purchased Assets free and clear of any Encumbrances. Vintage has the legal right and ability to transfer the Purchased Assets to Cornerstone, and, upon the Closing, shall transfer to good and marketable title to the Purchased Assets free and clear of any Encumbrances.
     Section 5.10 Regulatory Matters.
     The Product(s) ANDA(S) contains no material error or omission. Vintage has made available to Cornerstone complete and correct copies of the Product(s) ANDA(S). Except as set forth in Schedule 5.10, Vintage has not received or been subject to: (i) any FDA Form 483s relating to the Product(s); (ii) any FDA Notices of Adverse Findings relating to the Product(s); or (iii) any warning letters or other written correspondence from the FDA or any other Governmental or Regulatory Authority concerning the Product(s). Furthermore, Vintage represents that its manufacturing facilities used to manufacture the Product(s) will be considered in substantial compliance with FDA GMP’s at time of Closing. Vintage will manage and maintain the ANDA(S) up until the transfer letter is sent to the FDA. Following the actual transfer of the ANDA(S), Cornerstone and Vintage may agree to have the ANDA(S) managed and maintained by Vintage at such terms and price as mutually agreed to by the parties.
     Section 5.11 Brokers.
     Vintage has not retained any broker in connection with the transactions contemplated hereunder.
     Section 5.12 No Non-Competition Agreements or Preferential Obligations.
     The Purchased Assets are not subject to any non-competition agreements with, or other agreements granting preferential rights to purchase or license the Purchased Assets to, any third Persons.
     Section 5.13 Exclusive Representations and Warranties.
     EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT AND THE MANUFACTURING AGREEMENT, VINTAGE MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND VINTAGE SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED OR STATUTORY WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE AND WARRANTY OF NON-INFRINGEMENT.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF CORNERSTONE
     Cornerstone represents and warrants to Vintage as follows:
     Section 6.01 Corporate Organization.
     Cornerstone is a corporation duly organized, validly existing and in good standing, under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own its assets and carry on its business as currently conducted by it. Cornerstone is duly qualified to conduct its business and is in good standing in each jurisdiction where the nature of the business conducted by it requires such qualification, except where failure to so qualify could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on or materially impair or delay Cornerstone’s ability to perform its obligations hereunder.
     Section 6.02 Authority of Cornerstone.
     Cornerstone has all necessary power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. Cornerstone has taken all action required by Law, its by-laws, or otherwise to be taken by it to authorize the execution and delivery of this Agreement by Cornerstone and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Cornerstone and, when duly authorized, executed and delivered by Vintage, will constitute a legal, valid and binding obligation of Cornerstone enforceable against it in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.
     Section 6.03 Consents and Approvals.
     Except for Cornerstone’s Transfer Letter to the FDA, no consents, waivers, approvals, Orders or authorizations of, or registrations, declarations or filings with, any Governmental or Regulatory Authority are required by Cornerstone in connection with the execution and delivery of this Agreement by Cornerstone or the performance of its obligations hereunder.
     Section 6.04 Non-Contravention.
     The execution and delivery by Cornerstone of this Agreement does not, and the performance by it of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not: (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of organization, operating agreement or other organizational documents of Cornerstone; (b) conflict with or result in a violation or breach of any terra or provision of any Law applicable to Cornerstone; or (c) conflict with or result in a breach or default (or an event which, with notice or lapse of time or both, would constitute a breach or default) under, or result in the termination or cancellation of, or accelerate the performance required by, or result in the creation or imposition of any security interest, lien or any other Encumbrance upon any Contract to which Cornerstone is a party or by which Cornerstone or any of its assets is bound.
     Section 6.05 Litigation.
     There are no Actions or Proceedings pending or, to the knowledge of Cornerstone threatened or reasonably anticipated against Cornerstone which if adversely determined would delay the ability of Cornerstone to perform its obligations hereunder.
     Section 6.06 Brokers.
     Cornerstone has not retained any broker in connection with the transactions contemplated hereunder.
     Section 6.07 Exclusive Representations and Warranties.
     EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT AND THE MANUFACTURING AGREEMENT, CORNERSTONE MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND CORNERSTONE SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED OR STATUTORY WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, WARRANTY OF FITNESS FOR A PARTICULAR. PURPOSE AND WARRANTY OF NON-INFRINGEMENT.

ARTICLE VII
COVENANTS OF THE PARTIES
     Section 7.01 Cooperation.
     Each Party shall reasonably cooperate with the other in preparing and filing all notices, applications, submissions, reports and other instruments and documents that are necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including Vintage’s reasonable cooperation in the efforts of Cornerstone to obtain any consents and approvals of any Governmental or Regulatory Authority required for Cornerstone to be able to sell the Product(s).
     Section 7.02 Bulk Sales.
     Cornerstone and Vintage waive compliance with all bulk sales Law applicable to the transactions contemplated by this Agreement.
     Section 7.03 Regulatory Matters.
     From and after the transfer by Vintage to Cornerstone of the Product(s) ANDA(S) pursuant to the terms hereof, Cornerstone, at its cost, shall be solely responsible for (i) taking all actions, paying all fees (except to the extent such fee accrued prior to the Closing Date) and conducting all communication with the appropriate Governmental or Regulatory Authority in respect of the Product(s) ANDA(S) and the Product(s), including preparing and filing all reports (including adverse drug experience reports) with the appropriate Governmental or Regulatory Authority; (ii) taking all actions and conducting all communication with third parties in respect of Product(s) sold pursuant to the Product(s) ANDA(S), including responding to all complaints and medical inquiries in respect thereof, including complaints related to tampering or contamination; (iii) investigating all complaints and adverse drag experiences in respect of Product(s) sold pursuant to the Product(s) ANDA(S); and (iv) filing all annual reports, field alerts, and any and all other reports as may be required from time to time by the FDA. Without limiting the foregoing, prior to the Closing Date, Vintage shall regularly consult with Cornerstone about all regulatory matters and decisions related to the Product(s) and the Product(s) ANDA(S).
     Vintage will manufacture the Product(s) according to the approved formulations and specifications in accordance with the terms of the Manufacturing Agreement. Any changes to the formulations and/or specifications submitted and/or approved by FDA will be communicated by Cornerstone to Vintage in writing. Furthermore, Cornerstone will not request any supplemental changes to the approved ANDAs without first consulting with Vintage, and obtaining approval from Vintage, which will not be unreasonably withheld.
     Section 7.04 Further Assurances.
     On and after the Closing, Vintage shall from time to time, at the request of Cornerstone, execute and deliver, or cause to be executed and delivered, such other instruments of conveyance and transfer and take such other actions as Cornerstone may reasonably request, in order to more effectively consummate the transactions contemplated hereby and to vest in Cornerstone good and marketable title to the Purchased Assets (including assistance in the collection or reduction to possession of any of the Purchased Assets).
     Section 7.05 Indemnification.
     (a) By Vintage. Vintage shall indemnify, reimburse, and hold harmless Cornerstone, its Affiliates, and their respective employees, agents, and contractors from and against any and all costs, losses, Liabilities, damages, pending, threatened or concluded lawsuits, deficiencies, claims and expenses (including reasonable fees and disbursements of attorneys) (collectively, the “Damages”) to the extent such Damages are incurred in connection with or arise out of (i) any material breach of any representation, warranty, covenant or agreement of Vintage herein; (ii) the gross negligence or willful misconduct of Vintage, its employees, agents or contractors; and (iii) liabilities related to the Product(s)s or Purchased Assets incurred prior to the Closing Date.
     (b) By Cornerstone. Cornerstone shall indemnify, reimburse, and hold harmless Vintage, its Affiliates and their respective employees, agents, and contractors from and against any and all Damages to the extent such Damages are incurred in connection with or arise out of (i) any material breach of any representation, warranty, covenant or agreement of Cornerstone herein; (ii) the gross negligence or willful misconduct of Cornerstone, its employees, agents or contractors (other than Vintage); and (iii) Cornerstone’s manufacturing, storage, marketing, promotion, sale or distribution of the Product(s) after the Closing Date.
     (c) Damages Net of Insurance; Limitations on Liability. The amount of any Damages for which indemnification is provided under this Article VII shall be net of any amounts recovered by the Person receiving such indemnification under insurance policies with respect to such Damages except to the extent such recovered amounts are from indemnified Person’s or its Affiliates’ self insurance programs. IN NO EVENT SHALL ANY PARTY BE LIABLE FOR INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), NO MATTER HOW SUCH DAMAGES OR LOST PROFITS ARE INCURRED INCLUDING A PARTY’S, OR ITS EMPLOYEES’, AGENTS’ OR CONTRACTORS’ NEGLIGENCE.
     Section 7.06 Manufacturing Agreement
     The Parties shall enter into the Manufacturing Agreement on or before the Closing Date.
     Section 7.07 Governmental Filings.
     Each Party will prepare and file whatever filings, requests or applications that are required to be filed with any Governmental or Regulatory Authority in connection with the consummation of the transactions contemplated by this Agreement.

     Section 7.08 Marketing of the Products.
     Cornerstone agrees to use commercially reasonable efforts to market, promote and sell the Products. “Commercially reasonable efforts” shall include but not be limited to Cornerstone’s continued employment of a minimum of fifty (50) detail field representatives dedicated to the sale, promotion and marketing of the Products, Cornerstone’s use of the Marketing Materials and development and distribution of other promotional materials, and such other marketing and sales methods commonly utilized in the industry to actively market, promote and sell pharmaceutical products similar to the Products. Cornerstone shall have until, but no later than, January 1, 2005 to have a sales force in place.
     Section 7.09 Transfer Letters.
     Provided that no Event of Default (as defined in the Secured Promissory Note) has occurred or is occurring, upon Cornerstone’s payment in full of the Deferred Purchase Price to Vintage, Cornerstone shall be entitled to send Cornerstone’s Transfer Letter to the FDA and Vintage shall send Vintage’s Transfer Letter to the FDA. Cornerstone shall not send Cornerstone’s Transfer Letter to the FDA unless and until (a) no Event of Default is occurring under the Secured Promissory Note, and (b) the Deferred Purchase Price has been paid in full by Cornerstone to Vintage.
ARTICLE VIII
MISCELLANEOUS
     Section 8.01 Notices.
     All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission with answer back confirmation or mailed (postage prepaid by certified or registered mail, return receipt requested) or by nationally recognized overnight courier that maintains records of delivery to the Parties at the following addresses or facsimile numbers:
If to Cornerstone to:
Cornerstone Pharmaceuticals, Ltd.
8000 Regency Parkway, Suite 430
Cary, North Carolina 27511
Attn: Craig Collard
Telephone: (919) 462-0565
Facsimile: (919)462-0566

With a copy to:
Pesin & Associates, P.C.
27368 Via Industria, Suite 113
Temecula, CA 92590
Attn.: Philip Pesin
Telephone: 951-719-1104
Facsimile: 951-719-1139
If to Vintage to:
Vintage Pharmaceuticals, LLC
130 Vintage Drive
Huntsville, Alabama 35811
Attn: William S. Propst, Jr.
Telephone: (256) 859-4011
Facsimile: (256) 859-2903
With a copy to:
Seyfarth Shaw LLP
55 E. Monroe Street
Suite 4200
Chicago, IL 60603
Attn: Michel J. Feldman
Telephone: (312) 781-8613
Facsimile: (312) 269-8869
All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section, be deemed given upon receipt, (b) if delivered by facsimile to the facsimile number as provided in this Section, be deemed given upon receipt by the sender of the answer back confirmation and (c) if delivered by mail in the manner described above or by overnight courier to the address as provided in this Section, be deemed given upon receipt. Any Party from time to time may change its address, facsimile number or other information for the purpose of notices to that Party by giving notice specifying such change to the other Party hereto in accordance with the terms of this Section.
     Section 8.02 Entire Agreement.
     This Agreement and the Manufacturing Agreement supersede all prior discussions and agreement both written and oral, among the Parties with respect to the subject matter hereof and contain the sole and entire agreement among the Parties with respect to the subject matter hereof.

     Section 8.03 Waiver.
     Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.
     Section 8.04 Amendment
     This Agreement may be amended, supplemented or modified only by a written instrument duly executed by each Party.
     Section 8.05 Third Party Beneficiaries.
     Except as expressly set forth in this Agreement, the terms and provisions of this Agreement (and all Exhibits and Schedules attached hereto and all other documents delivered in connection herewith) are intended solely for the benefit of each Party and their respective successors or permitted assigns and it is not the intention of the Parties to confer third-party beneficiary rights or remedies hereunder or thereunder upon any other Person.
     Section 8.06 Assignment; Binding Effect.
     Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.
     Section 8.07 Headings.
     The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.
     Section 8.08 Severability.
     If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective while this Agreement remains in effect, the legality, validity and enforceability of the remaining provisions will not be affected thereby.
     Section 8.09 Governing Law.
     This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama applicable to contracts executed and performed in such state, without giving effect to the conflicts of laws principles.

     Section 8.10 Expenses.
     Except as otherwise provided in this Agreement, each Party shall pay its own expenses and costs incidental to the preparation of this Agreement and to the consummation of the transactions contemplated hereby.
     Section 8.11 Counterparts.
     This Agreement may be executed in any number of counterparts and by facsimile, each of which will be deemed an original, but all of whim together will constitute one and the same instrument.
     Section 8.12 Publicity.
     Neither Party shall issue a press release or make any public announcement with respect to this Agreement and the transactions contemplated hereby without the other Party’s prior written consent.
[Signature Page Follows]

     IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto all as of the date first above written,

VINTAGE PHARMACEUTICALS, LLC
By:	/s/ William S. Propst, Jr.
	Name:	William S. Propst, Jr.
	Title:	President

CORNERSTONE PHARMACEUTICALS, LTD.
By:	/s/ Craig Collard
	Name:	Craig Collard
	Title:	President and CEO

[Signature Page to Asset Purchase Agreement]

Exhibit A-l
[CORNERSTONE LETTERHEAD]
[Date]
Mr. Gary J. Buehler, Director
Office of Generic Drugs
Center for Drug Evaluation and Research
Food and Drug Administration
Metro Park North II, Room 150
7500 Standish Place
Rockville, Maryland 20855

Re:	ANDA 76-743, Propoxyphene napsylate and acetaminophen (100mg/325mg); ANDA 76-750, Propoxyphene napsylate and acetaminophen (100mg/500mg); Transfer of Ownership of ANDAs
Dear Mr. Buehler:
Reference is made to the Vintage Pharmaceuticals, LLC (“Vintage”) letter dated                     , 200_, which transferred ownership of ANDA 76-743 and ANDA 76-750 to Cornerstone Pharmaceuticals, Ltd., 8000 Regency Parkway, Suite 430, Cary, North Carolina 27511 effective                     , 200_. A copy of that letter is included herein as reference. In accordance with the provisions of 21 CFR §314.72, notification of a change in ownership of the above-identified Abbreviated New Drug Application is hereby given. The transfer of ownership of the approved application from Vintage Pharmaceuticals, LLC (“Vintage”) to Cornerstone Pharmaceuticals, Ltd. is effective                     , 200_.
Accompanying this letter is a completed Form FDA 356h for these ANDAs. As further required by the regulations as codified under 21 CFR §314.72, Cornerstone Pharmaceuticals, Ltd. wishes to inform the Agency that it fully intends to abide by all agreements, promises, and conditions made by the former owners, Vintage, as stated in the application. Vintage will be providing a complete copy of the application, supplements and associated records as required under 21 CFR §314.81, to Cornerstone Pharmaceuticals, Ltd. No imminent changes to the application are anticipated; however, should changes to the application become appropriate, Cornerstone Pharmaceuticals, Ltd. agrees to notify the Agency of said changes in accordance with the regulations set forth in 21 CFR §314.70.

All future communication and correspondence related to the subject ANDAs should be directed to the attention of:

Sincerely,

Enclosure

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Exhibit A-2
[VINTAGE LETTER]
[Date]
Mr. Gary J. Buehler, Director
Office of Generic Drugs
Center for Drug Evaluation and Research
Food and Drug Administration
Metro Park North II, Room 150
7500 Standish Place
Rockville, Maryland 20855

Re:	ANDA 76-743, Propoxyphene napsylate and acetaminophen (100mg/325mg); ANDA 76-750, Propoxyphene napsylate and acetaminophen (100mg/500mg) Transfer of Ownership of ANDAs
Dear Mr. Buehler:
As required by 21 CFR §314.72(a)(l), Vintage Pharmaceuticals, LLC is providing notification that all rights to the above-referenced ANDA were transferred to:
Cornerstone Pharmaceuticals, Ltd.
8000 Regency Parkway, Suite 430
Cary, North Carolina 27511
The change in ownership of the application is effective                     , 200_.
Vintage Pharmaceuticals, LLC will deliver to Cornerstone Pharmaceuticals, Ltd. a complete copy of the application, including supplements and records that are required to be kept under 21 CFR §413.81.
We have been advised by Cornerstone Pharmaceuticals, Ltd. That they will send the necessary correspondence to FDA as required in 21 CFR §314.72(a)(2) and 314.72(b).

Further questions, comments, or correspondence may be directed to:
Craig A. Collard
Cornerstone Pharmaceuticals, Ltd.
8000 Regency Parkway, Suite 430
Cary, North Carolina 27511

Sincerely,

William S. Propst
President, Vintage Pharmaceuticals, LLC
Cc: Craig Collard

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Exhibit B
Vintage Bill of Sale
BILL OF SALE
     KNOW ALL BY THESE PRESENTS, that for good and valuable consideration described in the Asset Purchase Agreement (hereafter defined), the receipt and sufficiency of which are hereby acknowledged, Vintage Pharmaceuticals, LLC, a Delaware limited liability company with offices located at 130 Vintage Drive, Huntsville, Alabama (“Vintage”), does hereby assign, sell, convey, transfer and deliver to Cornerstone Pharmaceuticals, Ltd., a corporation organized and existing under the laws of Anguilla with offices located at 8000 Regency Parkway, Suite 430, Cary, NC 27511 (“Cornerstone”), free and clear of Encumbrances other than Permitted Encumbrances, all of Vintage’s right, title and interest in and to the Purchased Assets.
     This Bill of Sale is being delivered to Cornerstone pursuant to that certain Asset Purchase Agreement between Vintage and Cornerstone dated the 20th day of July, 2004 (the “Asset Purchase Agreement”), and nothing herein shall be construed as modifying or superseding the terms of the Asset Purchase Agreement or the Manufacturing Agreement between Vintage and Cornerstone dated the 20th day of July, 2004, or any document or agreement contemplated by the Asset Purchase Agreement or Manufacturing Agreement. Capitalized terms not otherwise defined herein will have the meaning given to them in the Assignment Agreement.
     IN WITNESS WHEREOF, the undersigned duly authorized representative of Vintage has executed this Bill of Sale effective as of this 20th day of July, 2004.

VINTAGE PHARMACEUTICALS, LLC

By:	/s/ William S. Propst, Jr.

Printed Name:	William S. Propst, Jr.

Title:	President

Exhibit C
Manufacturing Agreement

Exhibit D
SECURED PROMISSORY NOTE

$3,000,000.00 (U.S.)	July 15, 2004
     FOR VALUE RECEIVED, the undersigned, CORNERSTONE PHARMACEUTICALS LTD., an Anguilla Company company (hereinafter “Borrower”), promises to pay to the order of VINTAGE PHARMACEUTICALS, LLC, a limited liability company (hereinafter, “Lender”), at its main office located at 130 Vintage Drive, Huntsville, Alabama 35811, or at such other address as the holder of this Note may from time to time designate in writing, the principal sum of THREE MILLION AND NO/100 DOLLARS (U.S.) ($3,000,000.00), together with interest thereon and other agreed charges as provided herein.
     1. Defined Terms. As used herein, the following terms shall have the meanings thereafter ascribed:
     “Asset Purchase Agreement” shall mean that certain Asset Purchase Agreement between Borrower and Lender dated July 15, 2004.
     “Collateral” shall mean the “Purchased Assets,” as defined in the Asset Purchase Agreement.
     “Deferred Purchase Price” shall have the meaning ascribed to such term in the Asset Purchase Agreement.
     “Default” shall mean the occurrence of any event which would constitute an Event of Default but for the giving of any required notice by Borrower or Lender or the expiration of any stated grace or cure period with respect to such event.
     “Default Rate” shall mean a variable per annum rate of interest equal to the lesser of (i) two percent (2%) in excess of the Interest Rate, or (ii) the maximum rate allowed by applicable law.
     “Event of Default” shall have the meaning set forth in Section 7 hereof. An Event of Default shall “exist” if an Event of Default shall have occurred and is continuing.
     “Guaranty” shall mean each Guaranty Agreement delivered by a Guarantor in favor of Lender of even date herewith.
     “Guarantor” shall mean each of Cornerstone Pharmaceuticals Holdings, Ltd., an Anquilla limited company, and Carolina Pharmaceuticals Holdings, Ltd., a Bermuda limited company.
     “Interest Rate” shall mean a fixed per annum rate of interest equal to two and 50/100 percent (2.5%)

     “Loan” shall mean the loan from Lender to Borrower evidenced by this Note in the principal amount of $3,000,000.00 (U.S.).
     “Loan Documents” shall mean this Note, the Security Agreement, the Guaranty and any other documents now or hereafter executed by the Borrower or others evidencing, securing, or relating to the Loan including, without limitation, the Asset Purchase Agreement.
     “Maturity Date” shall mean with respect to $1,500,000, January 15, 2005, and with respect to all remaining amounts due, July 15, 2005.
     “Obligations” shall collectively mean the aggregate of all principal and interest owing from time to time under this Note and all expenses, fees, charges, and other amounts from time to time owing under this Note or the other Loan Documents, and all covenants, agreements, and other obligations from time to time owing to, or for the benefit of, Lender pursuant to the Loan Documents.
     “Security Agreement” shall mean that certain Security Agreement of even date herewith by Borrower in favor of Lender, which provides Lender a first priority security interest in the Collateral.
     2. Interest Rate.
     (a) Except for any period during which the Default Rate is in effect, the outstanding principal balance hereof will bear interest at the Interest Rate until paid in full.
     (b) All interest on the outstanding principal amount hereunder, whether accruing at the Interest Rate or the Default Rate, shall be calculated on a simple interest basis for a 360-day year by multiplying the outstanding principal amount by the applicable per annum rate, multiplying the product thereof by the actual number of days elapsed, and dividing the product so obtained by 360.
     3. Payments. On the Maturity Date, Borrower shall pay to Lender without notice or demand, the sum of (i) the entire outstanding principal balance hereof, plus (ii) all accrued and unpaid interest.
     4. Prepayment. The Loan will be prepayable in whole or in part without premium. Prepayments will be applied to installments coming due in their inverse order of maturity. Amounts prepaid may not be reborrowed.
     5. Default Interest; Collection Costs.
     (a) If an Event of Default shall exist hereunder, Borrower agrees to pay interest to Lender at the Default Rate on the aggregate outstanding Obligations (excluding accrued interest) until such Obligations are paid in full.
     (b) Lender shall be entitled to recover from Borrower all costs of collecting, securing or attempting to collect or secure the Obligations, including, without limitation, court costs and

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reasonable attorneys’ fees, including attorneys’ fees for preparation of litigation and in any appellate or bankruptcy proceedings provided Borrower is in default of this Agreement.
     6. Security. All Obligations of Borrower are secured and guaranteed by the Loan Documents and by all collateral described therein.
     7. Events of Default.
     (a) The principal sum evidenced by this Note, together with all accrued but unpaid interest thereon, shall become immediately due and payable at the option of Lender upon the occurrence of any of the following events, each of which shall constitute an “Event of Default” hereunder:
     (1) Nonpayment of Indebtedness. Failure by Borrower to make any scheduled payment hereunder when due, time being of the essence.
     (2) Voluntary Insolvency Proceedings. The filing by Borrower or Guarantor of a voluntary petition in bankruptcy or such Borrower’s or Guarantor’s adjudication as a bankrupt or insolvent, or the filing by Borrower or Guarantor of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or such Borrower’s or Guarantor’s seeking or consenting to or acquiescence in the appointment of any trustee, receiver or liquidator of Borrower or Guarantor, or the making of any general assignment for the benefit of creditors, or the admission in writing of any inability to pay its debts generally as they become due.
     (3) Involuntary Insolvency Proceedings. The entry by a court of competent jurisdiction of an order, judgment, or decree approving a petition filed against Borrower or Guarantor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency, or other relief for debtors, which order, judgment or decree remains unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the date of entry thereof, or the appointment of any trustee, receiver or liquidator of Borrower or Guarantor, or of a substantial part of its property, or of any or all of the rents, revenues, issues, earnings, profits or income thereof, without the consent or acquiescence of Borrower or Guarantor, which appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive).
     (4) Misrepresentation. If any certificate, statement, representation, warranty or audit heretofore or hereafter furnished by or on behalf of Borrower or Guarantor pursuant to or in connection with the Loan Documents or the Asset Purchase Agreement (including, without limitation, representations and warranties contained therein), or as an inducement to Lender to extend any credit to Borrower or Guarantor or to enter into this or any other agreement with Borrower or Guarantor, proves to have been false in any material respect at the time as of which the facts therein set forth were stated or certified,

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or if on the date of execution of this Note there shall have been any materially adverse change in any of the facts previously disclosed by any such certificate, statement, representation, warranty or audit, which change shall not have been disclosed to Lender at or prior to the time of such execution.
     (5) Transfer. Except as otherwise contemplated by the Loan Documents, any sale, conveyance or other transfer by Borrower of any portion of or interest in the Collateral, which consent may be granted or refused by Lender in its sole discretion.
     (6) Liens. The creation of or suffering to exist by Borrower of any lien or encumbrance upon any of the Collateral, other than the lien of the Loan Documents and other permitted encumbrances thereunder, without the prior written consent of Lender, which consent may be granted or refused by Lender in its sole discretion.
     (7) Cross-Default. The occurrence of any “Event of Default” as defined in any other Loan Document or any breach of the Asset Purchase Agreement by Borrower.
     (b) Notwithstanding the foregoing, no notice of default shall be required if Lender is prevented from giving notice by bankruptcy or other applicable law, and the cure period, if any, specified with respect to such default shall commence on the date thereof rather than from the date of notice. Nothing herein shall require any notice to Borrower except as expressly set forth above or in the other Loan Documents referred to herein.
     8. Usury. In no event shall the amount of interest due or payable hereunder (including interest calculated at the Default Rate) exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently paid by Borrower or inadvertently received by Lender, then such excess sum shall be credited as a payment of principal, unless Lender elects to have such excess sum refunded to Borrower forthwith, which refund Borrower hereby agrees to accept. It is the express intent hereof that Borrower not pay and Lender not receive, directly or indirectly, interest in excess of that which may be legally paid by Borrower under applicable law.
     9. Relationship of Parties. Borrower and Lender agree that the relationship between them shall be solely that of debtor and creditor. Nothing contained in this Note or in any other Loan Document shall be deemed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between Borrower and Lender. Lender shall not be in any way responsible or liable for debts, losses, obligations or duties of Borrower with respect to the Loan or otherwise. Borrower, at all times consistent with the terms and provisions of this Note and the Loan Documents, shall be free to determine and follow their own policies and practices in the conduct of their business.
     10. Notices. Any notice required herein or by applicable law shall be given in the manner set forth in the Asset Purchase Agreement.
     11. Miscellaneous.
     (a) All amounts due hereunder shall be payable in lawful money of the United States of America.

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     (b) With respect to the amounts due under this Note, Borrower waives the following to the fullest extent permitted by law:
     (1) All rights of exemption of property from levy or sale under execution or other process for the collection of debts under the Constitution or laws of the United States or any state thereof;
     (2) Demand, presentment, protest, notice of dishonor, notice of non-payment, diligence in collection, and all other requirements necessary to charge or hold the Borrower liable on any obligations hereunder; and
     (3) Any further receipt for or acknowledgment of any collateral now or hereafter deposited as security for the obligations hereunder.
     (c) Lender shall not by any act, delay, omission, or otherwise be deemed to have waived any of its rights or remedies under the Loan Documents, and no waiver of any kind shall be valid unless in writing and signed by Lender. All rights and remedies of Lender under the terms of this Note and the other Loan Documents and applicable statutes or rules of law shall be cumulative and may be exercised successively or concurrently. Any provision in this Note which may be unenforceable or invalid under any law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof.
     (d) Borrower agrees that as of the date hereof there are no defenses, equities, or setoffs with respect to the Obligations.
     (e) This Note and the Obligations of Borrower hereunder shall be binding upon and enforceable against Borrower and its successors and assigns, and shall inure to the benefit of Lender and its successors and assigns, including any subsequent holder of this Note.
     (f) Section headings are inserted for convenience of reference only and shall be disregarded in the interpretation of this Note. The provisions of this Note shall be construed without regard to the party responsible for the drafting and preparation hereof.
     (g) Time is of the essence of this Note and the performance of each of the covenants and agreements contained herein.
     12. Jurisdiction; Waiver of Jury Trial.
     (a) The validity, interpretation, enforcement and effect of this Note shall be governed by, and construed according to the laws of, the State of Alabama.
     (b) THE VALIDITY, INTERPRETATION, ENFORCEMENT AND EFFECT OF THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ALABAMA. LENDER’S PRINCIPAL PLACE OF BUSINESS IS LOCATED IN MADISON COUNTY IN THE STATE OF ALABAMA, AND THE BORROWER AGREES THAT THIS NOTE SHALL BE DELIVERED TO AND HELD BY LENDER AT SUCH PRINCIPAL PLACE OF BUSINESS, AND THE HOLDING OF

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THIS NOTE BY LENDER THEREAT SHALL CONSTITUTE SUFFICIENT MINIMUM CONTACTS OF BORROWER WITH MADISON COUNTY AND THE STATE OF ALABAMA FOR THE PURPOSE OF CONFERRING JURISDICTION UPON THE FEDERAL AND STATE COURTS PRESIDING IN SUCH COUNTY AND STATE. BORROWER CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING ARISING HEREUNDER MAY BE BROUGHT IN THE CIRCUIT COURT OF THE STATE OF ALABAMA, MADISON COUNTY, ALABAMA OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ALABAMA AND ASSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY SUCH COURT IN ANY ACTION OR PROCEEDING INVOLVING THIS INSTRUMENT. NOTHING HEREIN SHALL LIMIT THE JURISDICTION OF ANY OTHER COURT.
     (c) BORROWER WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY PERTAINING OR RELATING TO THIS NOTE, ANY OTHER LOAN DOCUMENT, OR ANY OTHER INSTRUMENT DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATING TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS NOTE, ANY OTHER LOAN DOCUMENT, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR IN CONNECTION WITH ANY TRANSACTIONS RELATED THERETO OR CONTEMPLATED THEREBY OR THE EXERCISE OF EITHER PARTY’S RIGHTS AND REMEDIES THEREUNDER, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. BORROWER AGREES THAT LENDER MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT OF BORROWER IRREVOCABLY TO WAIVE TRIAL BY JURY, AND THAT ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN BORROWER AND LENDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
[The remainder of this page intentionally left blank]

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     IN WITNESS WHEREOF, Borrower has caused this instrument to be properly executed and delivered as of the day and year first above written.

BORROWER:

CORNERSTONE PHARMACEUTICALS,
LTD., an Anguilla company

By.	/s/ Craig A. Collard
Craig Collard
President and CEO

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Exhibit E
GUARANTY AGREEMENT
     THIS GUARANTY AGREEMENT (this “Guaranty”) is made as of the 15th day of July, 2004, by CORNERSTONE PHARMACEUTICALS HOLDINGS, LTD., an Anguilla limited company (the “Guarantor”), in favor of VINTAGE PHARMACEUTICALS, LLC, a limited liability company (the “Lender”).
R E C I T A L S:
     CORNERSTONE PHARMACEUTICALS LTD., an Anguilla company (the “Borrower”), and Guarantor have requested that Lender make a loan to Borrower in the principal sum of THREE MILLION AND NO/100 DOLLARS (U.S.) ($3,000,000.00) (the “Loan”) which will be evidenced by a Secured Promissory Note of even date herewith (as the same may hereafter be extended, renewed, modified or amended, the “Note”) payable by Borrower to Lender, and such other documents and instruments as are more particularly set forth in the Note. As a condition to making the Loan, Lender has required that Guarantor guarantee payment of all amounts due under the Loan and any other obligations of Borrower to Lender, whether now existing or hereafter incurred, pursuant to the Note, the other “Loan Documents,” or the “Asset Purchase Agreement” (as such terms are defined in the Note), as any of the same may hereafter be amended. Guarantor will directly and indirectly benefit from Lender making the Loan to Borrower; consequently, it has agreed to guarantee the Loan on the terms and conditions stated herein.
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing recitals, as an inducement to Lender to make the Loan, and as security for the payment of the Loan and all obligations in connection therewith, including, but not limited to, (a) the payment of the principal, interest and other charges pursuant to the Note, (b) the payment of all expenses, charges and other amounts from time to time owing to Lender pursuant to the Note and the other Loan Documents, and (c) the performance of all covenants, agreements and other obligations from time to time owing to, or for the benefit of, Lender pursuant to the Loan Documents or the Asset Purchase Agreement (the Loan, interest thereon and all indemnities, obligations, charges, expenses and other indebtedness and liabilities secured hereby being hereinafter called the “Obligations”), Guarantor agrees and covenants with Lender, and represents and warrants to Lender, as follows:
     1. Guarantee of Obligations. Guarantor hereby unconditionally guarantees to Lender (a) the due, regular, and punctual payment and performance of the Obligations, including, but not limited to, the indemnity obligations of Borrower to Lender set forth in the Loan Documents (which guaranty shall survive concurrently with survival of such indemnities); (b) upon the failure of the Borrower timely to pay or perform any of the Obligations, the payment of all costs and expenses incurred by Lender in paying or performing such Obligations (but Lender shall not be required to pay or perform such Obligations); and (c) the payment of all costs, reasonable attorneys’ fees, and expenses that may be incurred by Lender by reason of an Event of Default pursuant to the Loan Documents or the failure of the Borrower to pay or perform any of the Obligations, including fees and expenses in any appellate or bankruptcy proceedings.
     Upon any Event of Default pursuant to any of the Loan Documents, Guarantor unconditionally promises to pay to Lender such amounts as are necessary to cure the Event of Default, or at the option of Lender, Guarantor agrees to pay the outstanding Obligations in full.
     This Guaranty is unconditional except as expressly set forth herein, and Guarantor agrees that Lender, upon the occurrence of an Event of Default pursuant to any of the Loan Documents or the failure of the Borrower to pay or perform any of the Obligations, shall not be required to assert any claim or cause of action against the Borrower before asserting any claim or cause of action against Guarantor under this Guaranty. Guarantor further agrees that Lender shall not be required to pursue or foreclose on any collateral that it may receive from the Borrower, Guarantor, or others as security for any of the Obligations before making a claim or asserting a cause of action against Guarantor under this Guaranty.
     The failure of Lender to perfect its security interest in any of the collateral as set forth in any of the Loan Documents or any other collateral now or hereafter securing all or any part of the Obligations shall not release Guarantor from its liabilities and obligations hereunder.
     Notice of acceptance of this Guaranty and of any default or Event of Default is hereby waived by Guarantor, except for copies of notices sent to Borrower as otherwise set form herein or in the Note or Loan Documents. Presentment, protest, demand, and notice of protest and demand, and notice of receipt of any and all collateral, and of the exercise of possessory remedies or foreclosure on any and all collateral received by Lender from the Borrower or Guarantor are hereby waived. All settlements, compromises, compositions, accounts stated, and agreed balances in good faith between any primary or secondary obligors on any accounts received as collateral shall be binding upon Guarantor.
     This Guaranty shall not be affected, modified, or impaired by the voluntary or involuntary liquidation, dissolution, sale, or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangements, composition with creditors or readjustment of, or other similar proceedings affecting, the Borrower or Guarantor, or any of the assets belonging to either of them, nor shall this Guaranty be affected, modified, or impaired by the invalidity of any of the Note or any of the other Loan Documents.
     Without notice to Guarantor, without the consent of Guarantor, and without affecting or limiting Guarantor’s liability hereunder, Lender may:
     (a) grant the Borrower extensions of time for payment of the Obligations or any part hereof;
     (b) renew any of the Obligations;
     (c) grant the Borrower extensions of time for performance of agreements or other indulgences;

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     (d) at any time release any or all of the collateral that now or hereafter secures any of the Obligations;
     (e) compromise, settle, release, or terminate any or all of the obligations, covenants, or agreements of the Borrower under, the Note, other Loan Documents, or the Stock Redemption Agreement;
     (f) with the Borrower’s written consent, modify or amend any obligation, covenant, or agreement of Borrower as set forth in the Note, any of the other Loan Documents, or the Stock Redemption Agreement (and such amendments shall nevertheless be binding upon Guarantor) so long as the Obligations are not increased thereby.
     This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time any whole or partial payment or performance of any Obligations is or is sought to be rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or Guarantor upon or as a result of the appointment of a receiver, intervenor, or conservator of, or trustee or similar officer for, Borrower or Guarantor of, or for, any substantial part of its property, or otherwise, all as though such payments and performance had not been made. This Guaranty shall not be affected in any way by the transfer or other disposition of any of the collateral described in and granted to Lender pursuant to the Loan Documents, whether by deed, operation of law, or otherwise.
     2. Representations and Warranties of Guarantor. To induce Lender to make the Loan to Borrower, Guarantor represents and warrants to Lender as follows:
     (a) Existence, Power and Qualification. Guarantor is a corporation organized under the laws of the country of its formation as set forth in the heading of this Agreement, has the power to own its properties and to carry on its business as is now being conducted, and is duly qualified to do business, and is in good standing in every jurisdiction in which the character of the properties owned by it or in which the transaction of its business makes its qualification necessary.
     (b) Power to Incur Obligations. Guarantor has full power and unrestricted right to enter into this Guaranty and to incur the obligations provided for herein, all of which have been authorized by all requisite corporate action.
     (c) Conflicts. This Guaranty does not violate, conflict with, or constitute any default under any decree, judgment, or any other agreement or instrument binding upon any Guarantor and does not violate or conflict with Guarantor’s organizational documents.
     (d) No Defaults or Restrictions. There is no default under any agreement or instrument that causes or would cause a material adverse effect on the business, properties, or financial operations or condition of Guarantor.
     (e) Disclosure. Neither this Guaranty nor any other document, financial statement, credit information, certificate or statement required herein to be furnished to

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Lender by Guarantor in connection with this Guaranty contains any untrue, incorrect or misleading statement of material fact. All representations and warranties made herein or in any certificate or other document delivered to Lender by or on behalf of Guarantor pursuant to or in connection with this Guaranty shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf, and shall survive the making of the Loan.
     3. Affirmative Covenants of Guarantor. Guarantor covenants and agrees that so long as any of the Obligations are outstanding, Guarantor shall:
     (a) Payment of Loan/Performance of Obligations. Following the occurrence of an Event of Default with respect to the Obligations and upon Lender’s demand thereof, duly and punctually pay or cause to be paid the principal and interest then due pursuant to the Note and duly and punctually pay or perform or cause to be paid or performed all other Obligations then due.
     (b) Reporting Requirements. From time to time upon request, furnish to Lender such information regarding the business affairs, finances, and conditions of Guarantor and its properties and related companies in such detail as Lender may reasonably request
     (c) Payment of Indebtedness. Pay duly and punctually or cause to be paid all principal and interest of any indebtedness of Guarantor to its creditors, and comply with and perform all conditions, terms, and obligations of the notes or other instruments evidencing such indebtedness and any security agreements, and other instruments evidencing security for such indebtedness.
     (d) Maintenance of Existence. Maintain its existence as a corporation.
     4. Events of Default. If Guarantor violates any covenant set forth in the immediately preceding Section, or if Guarantor fails to properly and timely perform or observe any covenant or condition set forth in this Guaranty (other than those in the immediately preceding Section) which is not cured with any applicable cure period as set forth herein or, if no cure period is specified therefor, is not cured within thirty (30) days of Lender’s notice to Guarantor of such default, or if any representation or warranty herein or in any financial statement, certificate or other information heretofore or hereafter provided by Guarantor to Lender proves to be false or materially misleading, the same shall constitute an “Event of Default” hereunder and under each of the Loan Documents. The foregoing provision or any other provision requiring or providing for notice or demand from Lender is deemed eliminated if Lender is prevented from giving such notice or demand by bankruptcy or other applicable law, and the Event of Default shall occur on the occurrence of such event or condition if not cured within any applicable period measured from the occurrence of such event or condition rather than from notice or demand.
     5. Subordination. Guarantor subordinates its right to payments of any indebtedness owing from Borrower to Guarantor, whether now existing or arising at any time in the future (including, but not limited to, rights to payment arising by virtue of any subrogation or

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indemnification upon payment by Guarantor of amounts due from Borrower to Lender), to the prior right of Lender to receive or require payment in full of the Obligations, until such time as the Obligations are fully paid (and including interest accruing on the Note after any petition under the Bankruptcy Code, which post-petition interest Guarantor agrees shall remain a claim that is prior and superior to any claim of Guarantor notwithstanding any contrary practice, custom or ruling in proceedings under the Bankruptcy Code generally) and such payments are final and not subject to refund or recision under bankruptcy or other applicable law. Furthermore, upon the occurrence of an Event of Default under the Loan Documents, Guarantor agrees not to accept any payment or satisfaction of any kind of indebtedness of Borrower to Guarantor or any security for such indebtedness. If Guarantor should receive any such payment, satisfaction or security for any indebtedness of Borrower to Guarantor, Guarantor agrees to deliver the same promptly to Lender in the form received, endorsed, or assigned as may be appropriate for application on account of, or as security for, the Obligations and until so delivered, agrees to hold the same in trust for Lender.
     6. Successors and Assigns. This Guaranty shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.
     7. Severability. In the event that any provision hereof is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Guaranty shall be construed as not containing such provisions, and the invalidity of such provisions shall not affect other provisions hereof which are otherwise lawful and valid and shall remain in full force and effect.
     8. Notices. Any notice required herein or by applicable law shall be deemed properly given (a) when personally delivered (to the person or department if one is designated below), (b) three (3) days following the date sent by United States Mail, certified or registered, postage prepaid, return receipt requested, or (c) one (1) day after the date sent by Federal Express or overnight United States Mail or other national overnight carrier, and addressed in each such case to the parties at their respective addresses set forth below or such other single address as either party may designate in a written notice given as herein provided (except that a change of address notice shall not be effective until actual receipt).
If to Guarantor, then to:
Cornerstone Pharmaceuticals Holdings, LTD
8000 Regency Parkway, Suite 430
Cary, NC 27511
Fax: 919-462-0566
Attn: Craig Collard
With a copy to:
Pesin & Associates, P.C.
27368 Via Industrial, Suite 113
Temecula, CA 92590
Fax: 951-719-1139

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Attention: Philip Pesin
If to Lender, then to:
Vintage Pharmaceuticals, LLC
Attention: William S. Propst, Jr., President
422 McClung Avenue, S.E.
Huntsville, Alabama 35801
Fax: 256-859-2903
With a copy to:
Seyfarth Shaw
55 East Monroe Street
Suite 4200
Chicago, Illinois
Attention: Mike Feldman
Fax: 312-269-8869
     9. Waivers. The failure by Lender at any time or times hereafter to require strict performance by Guarantor of any of the provisions, warranties, terms, and conditions contained herein or in any other agreement, document, or instrument now or hereafter executed by Guarantor and delivered to Lender shall not waive, affect, or diminish any right of Lender hereafter to demand strict compliance or performance therewith and with respect to any other provisions, warranties, terms, and conditions contained in such agreements, documents, and instruments, and any waiver of any default or Event of Default shall not waive or affect any other default or Event of Default, whether prior or subsequent thereto and whether of the same or a different type. None of the warranties, conditions, provisions, and terms contained in this Guaranty or in any agreement, document, or instrument now or hereafter executed by Guarantor and delivered to Lender shall be deemed to have been waived by any act or knowledge of Lender, its agents, officers, or employees, but only by an instrument in writing, signed by an officer of Lender, and directed to Guarantor specifying such waiver.
     10. Expenses. If, at any time or times hereafter, Guarantor is in material breach of this or other related agreements, and Lender is reasonable required to employ counsel to advise or provide other representation with respect to this Guaranty or any other agreement, document, or instrument heretofore, now, or hereafter executed by Guarantor and delivered to Lender with respect to the Borrower or the Obligations, or to commence, defend, or intervene, file a petition, complaint, answer, motion, or any other pleading or to take any other action in or with respect to any suit or proceeding relating to this Guaranty or any other agreement, instrument, or document heretofore, now, or hereafter executed by Guarantor and delivered to Lender with respect to the Borrower or the Obligations, or to represent Lender in any litigation with respect to the affairs of Guarantor or to enforce any rights of Lender or obligations of Guarantor or any other person, firm, or corporation that may be obligated to Lender by virtue of this Guaranty, or any other agreement, document, or instrument heretofore or hereafter delivered to Lender by or for the benefit of Guarantor with respect to the Borrower or the Obligations, then in any such events, all of the reasonable attorneys’ fees actually incurred arising from such services, including fees in

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any appellate or bankruptcy proceedings, and any other expenses, costs, and charges relating to this Guaranty, the Borrower or the Obligations, shall constitute additional obligations of Guarantor payable on demand.
     11. Singular and Plural. Singular terms shall include the plural forms, and vice versa.
     12. Entire Agreement. This Guaranty constitutes the entire agreement and supersedes all prior agreements and understandings both oral and written, between the parties with respect to the subject matter hereof. This Agreement may be executed in counterparts, each of which may be deemed an original, but such counterparts together shall constitute one and the same instrument.
     13. THE VALIDITY, INTERPRETATION, ENFORCEMENT AND EFFECT OF THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ALABAMA. LENDER’S PRINCIPAL PLACE OF BUSINESS IS LOCATED IN MADISON COUNTY IN THE STATE OF ALABAMA, AND THE GUARANTOR AGREES THAT THIS GUARANTY SHALL BE DELIVERED TO AND HELD BY LENDER AT SUCH PRINCIPAL PLACE OF BUSINESS, AND THE HOLDING OF THIS GUARANTY BY LENDER THEREAT SHALL CONSTITUTE SUFFICIENT MINIMUM CONTACTS OF GUARANTOR WITH MADISON COUNTY AND THE STATE OF ALABAMA FOR THE PURPOSE OF CONFERRING JURISDICTION UPON THE FEDERAL AND STATE COURTS PRESIDING IN SUCH COUNTY AND STATE. GUARANTOR CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING ARISING HEREUNDER MAY BE BROUGHT IN THE CIRCUIT COURT OF THE STATE OF ALABAMA, MADISON COUNTY, ALABAMA OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ALABAMA AND ASSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY SUCH COURT IN ANY ACTION OR PROCEEDING INVOLVING THIS INSTRUMENT. NOTHING HEREIN SHALL LIMIT THE JURISDICTION OF ANY OTHER COURT.
     14. GUARANTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY PERTAINING OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR (B) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS GUARANTY OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR IN CONNECTION WITH THE TRANSACTIONS RELATED THERETO OR CONTEMPLATED THEREBY OR THE EXERCISE OF ANY PARTY’S RIGHTS AND REMEDIES THEREUNDER, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. GUARANTOR AGREES THAT LENDER MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT OF GUARANTOR IRREVOCABLY TO WAIVE TRIAL BY JURY, AND THAT ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN GUARANTOR AND LENDER SHALL

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INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
     15. Termination of Rights. All rights granted to Lender herein shall automatically and immediately terminate upon payment of deferred purchase price as contemplated in the Asset Purchase Agreement related hereto.
     IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the day and year first above written.

CORNERSTONE PHARMACEUTICALS
HOLDINGS, LTD.; an Anguilla limited company

By Name	/s/ Craig A. Collard Craig Collard
Title	President and CEO

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CORNERSTONE BIOPHARMA, INC.
2000 Regency Parkway
Cary, North Carolina 27511
MARCH 23,2006
Vintage Pharmaceuticals, LLC
130 Vintage Drive
Huntsville, Alabama 35811
Attn: William S. Propst, Jr.
Dear Mr. Propst:
          As you may know, the Cornerstone family of companies formed Cornerstone BioPharma, Ltd., an Anguilla international business company (“Cornerstone Anguilla”), with the intent that it would hold certain intellectual property related to Cornerstone’s pharmaceutical business. After the formation of Cornerstone Anguilla, we determined that the intellectual property should instead be held by Cornerstone BioPharma, Inc., a Nevada corporation (“Cornerstone Nevada”). At all relevant times, we have conducted our business on the basis that Cornerstone Nevada, rather than Cornerstone Anguilla, is the owner of the intellectual property. Cornerstone Anguilla has been a shell company with no operations.
          Unfortunately, certain documents have not accurately reflected our intent that the intellectual property be owned by Cornerstone Nevada. Instead, Cornerstone Anguilla has been identified as the owner of this intellectual property and, as a result, has been listed as a party to various contracts including the following contracts with you:
•	Asset Purchase Agreement, dated July 20, 2004, as amended

•	Secured Promissory Note in the original principal amount of $3,000,000, dated July 20, 2004

•	Security Agreement, dated July 20, 2004

•	Consent to Sublicense Agreement, dated February 4, 2005
          Please sign this notice to confirm that you agree that all references in the listed contracts and any related documents to Cornerstone Anguilla will be replaced with Cornerstone Nevada. As a result, Cornerstone Nevada, not Cornerstone Anguilla, shall have all of the relevant rights and obligations under the Contracts. Please sign and return this notice to me at your earliest convenience.
Sincerely,
/s/ Craig A. Collard
Craig A. Collard
President and Chief Executive Officer
Cornerstone BioPharma, Ltd.
Cornerstone BioPharma, Inc.

ACCEPTED AND AGREED:

VINTAGE PHARMACEUTICALS, LLC

By: Name:	/s/ William S. Propst, Jr. William S. Propst, Jr.
Title:	President